DRILLING PARTICIPATION AGREEMENT
(Fifteen Well Program)

Recitals:

Brigham Oil & Gas, L.P., a Delaware limited partnership (“Brigham”), is active in the exploration and development of oil and gas properties in the domestic United States.

U.S. Energy Corp. (“U.S. Energy”) and Brigham desire to enter into this Participation Agreement (the “Agreement”) to provide for U.S. Energy’s participation with Brigham in the exploration and development of up to fifteen well units within properties owned, in whole or in part, by Brigham, within Brigham’s Rough Rider Project Area described in Exhibit A attached hereto and incorporated herein, upon and subject to the provisions herein contained.

Agreement:
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Brigham and U.S. Energy hereby act, agree and covenant as follows:

Section 1.  Defined Terms.  As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person:  (a) any other Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such Person, (b) any other Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, and (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement Term” means the period beginning on the date hereof, and ending on December 31, 2010, at 11:59 p.m. Austin, Texas local time, unless extended by mutual written agreement.

“Brigham Properties” means all of Brigham’s undivided right, title and interest in and to oil, gas and other mineral leases owned by Brigham within the Rough Rider Project Area lands described in Exhibit A attached hereto and incorporated herein.  However, the Parties recognize that during the term of this Agreement Brigham may acquire an interest in the minerals underlying oil, gas and mineral leases and in such event, Brigham Properties shall in no event include Brigham’s ownership interest in such minerals or it’s associated share of the lessor’s royalty due to its ownership in such minerals.

“U.S. Energy Expenditures” means, with respect to any Initial Well, all costs and expenses billed to U.S. Energy pursuant to the governing Operating Agreements and paid by U.S. Energy to Brigham for drilling, completing, equipping, maintaining and operating such Initial Well, but excluding (whether or not so billed by Brigham) all production taxes and property taxes assessed as a percentage of the value of production or a rate per unit of production with respect to such Initial Well, the production therefrom, or the Well Unit on which such Initial Well is located.

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“U.S. Energy Net Receipts” means, with respect to any Initial Well, all receipts and revenues of U.S. Energy from or with respect to such Initial Well (whether from the sale of oil and gas production, the sale of surplus equipment, or otherwise), net of all production taxes and property taxes assessed as a percentage of the value of production or a rate per unit of production with respect to such Initial Well, the production therefrom, or the Well Unit on which such Initial Wells are located.

“Payout” means, with respect to any group of Initial Wells in a Well Calculation Group, such point in time when the cumulative US Energy Net Receipts from the group of Initial Wells equals or exceeds all US Energy Expenditures for such Initial Wells.  With respect to any Initial Well drilled within the Third Group of Well Units, “Payout” means such point in time when total U.S. Energy Net Receipts for the Initial Well equals the total U.S. Energy Expenditures for such Initial Well.

“Initial Well” means the initial (and only the initial) well to be drilled on each of the fifteen Well Units established and designated by Brigham within the Brigham Properties, or on lands pooled or unitized therewith.

“Parties” means U.S. Energy and Brigham.

“Party” means either U.S. Energy or Brigham.

“Subsequent Well” shall mean any well to be drilled within an applicable Well Unit after the Initial Well has been drilled and completed or plugged and abandoned within such Well Unit.

“Well Unit” means the drilling and production unit established for an Initial Well under applicable laws, rules or regulations of governmental authorities having jurisdiction for the drilling and production of such Initial Well.  The exact configuration of any such Well Unit shall be designated by Brigham.  It is anticipated that each Well Unit will be two sections in size, but the Parties recognize that in the event that one or both of the sections included in a Well Unit are of an irregular size, a Well Unit may be slightly more or less than 1,280 acres.

“Well Calculation Group” means, with respect to the calculation of Payout, (a) the six Initial Wells drilled within the First Six Well Units, (b) the four Initial Wells drilled within the Second Group of Well Units.  The Parties recognize that there is no Well Calculation Group for the Third Group of Well Units as Payout is calculated on an individual basis for each Initial Well drilled within the Third Group of Well Units.

“Working Interest” means the mineral interest minus the royalty interest allocable to a lessor under and oil, gas and mineral lease which bears all of the costs and expenses of drilling, completion, maintenance, development and operation of a Well Unit or Units, allocable to a lessee under an oil, gas and mineral lease and includes the associated revenue interest.

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Section 2.  Representations of Brigham.  Brigham represents to U.S. Energy that:

(a)      Brigham is a limited partnership, duly formed and legally existing under the laws of the State of Delaware.  Brigham has full power to enter into and perform its obligations under this Agreement and has taken all appropriate action to authorize entering into this Agreement and performance of its obligations hereunder.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any material default under any material agreement or instrument to which Brigham is a party or by which the Brigham Properties are bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Brigham or to the Brigham Properties.  This Agreement constitutes the legal, valid and binding obligation of Brigham, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.

(b)      There are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to the best of Brigham’s knowledge, threatened) which affect the execution and delivery of this Agreement.

THE EXPRESS REPRESENTATIONS OF BRIGHAM CONTAINED IN THIS SECTION OR IN ANY ASSIGNMENT EXECUTED PURSUANT HERETO ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND BRIGHAM EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES.  BRIGHAM MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INTERPRETATIONS, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO U.S. ENERGY IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, RELATIVE TO SEISMIC OR GEOLOGICAL MATTERS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE BRIGHAM PROPERTIES OR THE ABILITY OR POTENTIAL OF THE BRIGHAM PROPERTIES TO PRODUCE HYDROCARBONS OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO U.S. ENERGY BY BRIGHAM OR BY BRIGHAM’S AGENTS OR REPRESENTATIVES.  ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY BRIGHAM OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO U.S. ENERGY ARE PROVIDED TO U.S. ENERGY AS A CONVENIENCE ONLY AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST BRIGHAM AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT U.S. ENERGY’S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

(c)      Brigham is a qualified and experienced operator that has the expertise to drill, complete, produce and operate wells in the Bakken formation in the Williston Basin, North Dakota.

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Section 3.  Representations of U.S. Energy.  U.S. Energy represents to Brigham that:

(a)      U.S. Energy is a Wyoming corporation, duly formed and legally existing under the laws of the State of Wyoming.  U.S. Energy has full power to enter into and perform its obligations under this Agreement and has taken all appropriate action to authorize entering into this Agreement and performance of its obligations hereunder.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any material agreement or instrument to which U.S. Energy is a party or by which U.S. Energy is bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to U.S. Energy.  This Agreement constitutes the legal, valid and binding obligation of U.S. Energy, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.

(b)      There are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to the best of U.S. Energy’s knowledge, threatened) which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)      U.S. Energy is a knowledgeable purchaser and owner of oil and gas properties, has the ability to evaluate (and in fact has had, and will continue to have, during the term of this Agreement, the opportunity to evaluate) the Brigham Properties for acquisition, and is acquiring its interests in the Brigham Properties and its rights and interests hereunder for its own account and not with the present intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules, or regulations.

Section 4.  Participation in the Drilling and Completion of the Initial Wells Within the First Six Well Units.

(a)      U.S. Energy shall participate in the drilling and completion of 6 gross (3.5 to 6 net) Initial Wells within six Well Units (the “First Six Well Units”) selected by Brigham within the Rough Rider Project Area.  Brigham will select each of the two section Well Units for each Initial Well.  However, the two section Well Unit established for the Brad Olson 9-16 1-H Well (the “Brad Olson Well”) located within Sections 9 and 16, Township 154N, Range102W, Williams County, North Dakota, which is currently being drilled and/or completed, shall be one of the First Six Well Units, and the BCD Farms 16-21 #1-H Well (the “BCD Farms Well”) located within Sections 16 and 21, Township 156N, Range 103W, Williams County, North Dakota, shall also be one of the First Six Well Units.  The Well Unit for the Brad Olson Well shall consist of Sections 9 and 16, Township 154N, Range 102W, Williams County, North Dakota, and the Well Unit for the BCD Farms Well shall consist of Sections 16 and 21, Township 156N, Range 103W, Williams County, North Dakota. Prior to the spudding of each of the Initial Wells within the remaining four of the First Six Well Units, Brigham shall provide U.S. Energy with a written description of the Sections to be included within the applicable Initial Well’s Well Unit.

(b)      Brigham will be designated as operator of all operations for the First Six Well Units and will participate up front with a 35% Working Interest in the Initial Well drilled and completed or plugged and abandoned within each of the First Six Well Units.  U.S. Energy will participate up front

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with a 65% Working Interest in the Initial Well drilled and completed or plugged and abandoned within each of the First Six Well Units.

(c)      Once Payout has been reached for the Initial Wells that are drilled and completed within the First Six Well Units (the Well Calculation Group), U.S. Energy shall assign to Brigham 35% of its 65% interest in each of the Initial Wells located within the First Six Well Units utilizing the form of assignment attached hereto as Exhibit C.  As such, after Payout is reached for the Well Calculation Group, U.S. Energy will own a 42.25% interest and Brigham will own a 57.75% interest in the Initial Wells that were drilled within the First Six Well Units.

(d)      Except as provided above with respect to the ownership in the Initial Well drilled within each of the First Six Well Units, upon the drilling and completion or plugging and abandonment of the Initial Well within each of the First Six Well Units, the Brigham Properties located within each of such First Six Well Units shall be owned 36% by U.S. Energy and 64% by Brigham.  As such, U.S. Energy will have the right to participate with a 36% Working Interest and Brigham will have the right to participate with a 64% Working Interest in all subsequent wells drilled within the First Six Well Units.

(e)      The Parties’ interests in the Well Units and the wells drilled within the Well Units will be proportionately reduced for any third-party participation in the applicable Well Units and wells, as dictated by the valid, existing laws, rules and regulations applicable to such third-party leasehold or mineral positions within the applicable Well Unit.  Any third-party non-consent interest will also be borne by the Parties in proportion to their then current Working Interest in the proposed operation applicable to the non-consent interest.  For example, if it is assumed that in a hypothetical situation for a Well Unit (herein referred to as “Well Unit H”) one third party (hereinafter referred to as “Third Party A”) owned oil and gas leases covering 160 net mineral acres, another third party (hereinafter referred to as “Third Party B”) owned oil and gas leases covering 80 net mineral acres, and the oil and gas leases owned by Brigham covered the remaining 1,040 net mineral acres, and we assumed that Third Party A elects not to participate in the drilling of the Initial Well and Third Party B elects to participate in the Initial Well to be drilled and completed within Well Unit H, but Third Party B elects not pick up its proportionate part of Third Party A’s non-consent interest, then in such event, the parties’ starting Working Interests in the Initial Well would be: U.S. Energy 60.9375%, Brigham 32.8125% and Third Party B 6.25%.  Upon Payout of the Initial Wells drilled within the Fist Six Well Units, U.S. Energy’s Working Interest in the Initial Well drilled in Well Unit H would be reduced to 39.609375%, Brigham’s Working Interest would be 54.140625% and Third Party B would still be at a 6.25% Working Interest.  Then upon the applicable Initial Well reaching 300% payout, Third Party A would come back into the well with a 12.5% Working Interest and U.S. Energy’s Working Interest would be reduced to 34.328125%, Brigham’s Working Interest would be reduced to 46.921875% and Third Party B would still be at 6.25%.

(f)      The Parties’ operations within each Well Unit shall be governed by a separate Operating Agreement in the form attached hereto as Exhibit D, naming Brigham as operator.  Once a Well Unit has been designated by Brigham such Well Unit shall be deemed subject to an Operating Agreement in the form attached hereto as Exhibit D.  However, following the designation of each Well Unit, Brigham shall prepare and deliver to U.S. Energy the following documentation and pages for the Operating Agreement that governs all drilling, completion, workover and all other operations for such Well Unit: (i) a cover page describing the lands included within such Well Unit as the Contract

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Area for the Operating Agreement; (ii) multiple original execution and acknowledgment pages for the Operating Agreement; (iii) the Exhibit A to the Operating Agreement with appropriate insertions reflecting the agreements set forth in this Agreement with respect to the Well Unit and participation percentages; and (iv) the Memorandum of Operating Agreement for such Operating Agreement in the form attached to the form Operating Agreement which is attached hereto as Exhibit D, completed to describe the lands included in the Well Unit and the participating parties. Prior to the date that preparations for the drilling of the Initial Well are expected to commence, each Party shall execute and return to Brigham fully executed and completed duplicate originals of the execution pages and acknowledgment pages to both the Operating Agreement and the Memorandum of Operating Agreement and each Party shall incorporate all of the pages and documentation described in (i), (ii) and (iii) above into a copy of the form Operating Agreement which is attached hereto as Exhibit D which it shall retain for its records.  Each Party's completed copy of the Operating Agreement shall constitute a duplicate counterpart original of the Operating Agreement which governs the Party's operations within the applicable Well Unit.  Once Brigham receives the duplicate original execution and acknowledgment pages from U.S. Energy, Brigham shall provide U.S. Energy with a copy of execution pages for Brigham.  In the event that Brigham fails to timely send or U.S. Energy fails to execute and return its duplicate original execution pages to Brigham (but without a diminution of Brigham’s obligation to timely send or either Party's obligation to so execute and return duplicate original signature pages to Brigham), the Parties shall nonetheless be bound by the terms of the Operating Agreement for such Well Unit, which terms shall be deemed to apply to the Parties as provided above.  Concurrent with the execution of this Agreement the Parties shall execute duplicate originals of the Operating Agreements and Memorandum of Operating Agreements for both the Brad Olson Well Unit and the BCD Farms Well Unit and each Party shall receive one of such duplicate originals for its records.

(g)      Upon the drilling and completion or plugging and abandonment of the Initial Well for a Well Unit, payment by U.S. Energy of all costs and expenses then due, and compliance by U.S. Energy of all of the terms and provisions of this Agreement and the applicable Operating Agreement, Brigham will assign to U.S. Energy its interests in the applicable Well Unit utilizing the form of assignment attached hereto as Exhibit B.  The assignment will be made with a by, through and under warranty and will only be subject to existing burdens.  Some of the Brigham Properties that were acquired from third parties may be depth limited to the Bakken and the upper part of the Three Forks formations that were received by Brigham from the applicable third party.  As to all other Brigham Properties located within the applicable Well Unit, U.S. Energy will be assigned its Working Interest in all depths.

Section 5.  Participation in the Drilling and Completion of the Initial Wells Within the Second Group of 4 Well Units.

(a)      U.S. Energy has an election whether to participate in the Initial Wells that are to be drilled within the second group of four two section Well Units (the “Second Group of Well Units”) selected by Brigham.  U.S. Energy’s election must be for the full interest available to U.S. Energy as set forth herein.  U.S. Energy may not make a partial interest election.  Within ten (10) days of its receipt of a written notice and the initial 24 hour production report(“IP”) for a minimum of four of the Initial Wells that are drilled within the First Six Well Units and written notice of the amount of the Brigham 2nd4 IWI as set forth in Section 5(b) below, Brigham must receive U.S. Energy’s written election as to whether it will participate in the drilling and completion of the Initial Wells to be

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drilled within the Second Group of Well Units; provided, however, that in any event U.S. Energy’s election as to participation in the Second Group of Well Units must be received by Brigham no later than ten (10) days after U.S. Energy receives written notification of an IP, or plug and abandonment proposal, for the fifth Initial Well that is drilled within the First Six Well Units, regardless of whether or not U.S. Energy has received four total IPs for Initial Wells drilled within the First Six Well Units.  Prior to the end of said ten (10) day time period in which U.S. Energy must make its election as to participation in the Second Group of Well Units, U.S. Energy shall have the right to meet with Brigham in Brigham’s offices to go over with Brigham all of the data and information Brigham has with respect to the lands and leasehold that may be included within the Second Group of Well Units.  Brigham will select each of the two Section Well Units to be included in the Second Group of Well Units from the Rough Rider Project Area.  In the event that U.S. Energy does not deliver its written notice within said ten (10) day time frame, or notifies Brigham that it is electing not to participate in the Second Group of Well Units, then U.S. Energy will not have any further rights or interests in the Rough Rider Project outside of its rights in the First Six Well Units, the remaining provisions of this Section 5 shall not apply, and for a period of two years following such election (or deemed election) U.S. Energy will not compete with Brigham by acquiring any other interests of any kind within the Rough Rider Project Area outside of the interests it acquires in the First Six Well Units pursuant to this Agreement.

(b)      Prior to U.S. Energy’s election as to participation in the Second Group of Well Units, Brigham will notify U.S. Energy in writing as to the amount of Brigham’s up-front Working Interest in the Initial Well to be drilled within each the Second Group of Well Units (the “BEXP 2nd4 IWI”); provided that the BEXP 2nd4 IWI must be no less than 15% and no greater than 50%.  If U.S. Energy elects to participate in the Second Group of Well Units, U.S. Energy shall participate up front with a Working Interest in the Initial Well drilled within each of the Second Group of Well Units in an amount equal to the difference between 100% and the BEXP 2nd4 IWI (herein referred to as the “U.S. Energy 2nd4 IWI”).  Brigham will be designated as operator of all operations for the Second Group of Well Units.

(c)      Prior to the spudding of each of the Initial Wells within each of the Second Group of Well Units, Brigham shall provide U.S. Energy with a written description of the Sections to be included within the applicable Initial Well’s Well Unit.

(d)      Once Payout has been reached for the Initial Wells that are drilled and completed within the Second Group of Well Units (the Well Calculation Group), U.S. Energy shall assign to Brigham 35% of its U.S. Energy 2nd4 IWI in each of the Initial Wells located within the Second Group of Well Units utilizing the form of assignment attached hereto as Exhibit C.

(e)      Except as provided above with respect to the ownership in the Initial Well drilled and completed or plugged and abandoned within each of the Second Group of Well Units, upon the drilling and completion or plugging and abandonment of the Initial Well within each of the Second Group of  Well Units, the Brigham Properties located within each of such Second Group of Well Units shall be owned 36% by U.S. Energy and 64% by Brigham.  As such, U.S. Energy will have the right to participate with a 36% Working Interest and Brigham will have the right to participate with a 64% Working Interest in all subsequent wells drilled within the Second Group of Well Units.

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(f)      The Parties’ interests in the Well Units and the wells drilled within the Second Group of Well Units will be proportionately reduced for any third-party participation in the applicable Well Units and wells, as dictated by valid, existing laws, rules and regulations applicable to such third-party leasehold or mineral positions within the applicable Well Unit.  Any third-party non-consent interest will also be borne by the Parties in proportion to their then current Working Interest in the proposed operation applicable to the non-consent interest.  For example, if it is assumed that U.S. Energy elected to participate in the Second Group of Well Units and Brigham elected to have a 25% BEXP 2nd4 IWI and thus U.S. Energy 2nd4 IWI is 75%, in a hypothetical situation for a Well Unit (herein referred to as “Well Unit H2”) one third party (hereinafter referred to as “Third Party A”) owned oil and gas leases covering 320 net mineral acres, another third party (hereinafter referred to as “Third Party B”) owned oil and gas leases covering 40 net mineral acres, and the oil and gas leases owned by Brigham covered the remaining 920 net mineral acres, and we assumed that Third Party A elects not to participate in the drilling of the Initial Well and Third Party B elects to participate in the Initial Well to be drilled and completed within Well Unit H2, but Third Party B elects not pick up its proportionate part of Third Party A’s non-consent interest, then in such event, the parties’ starting Working Interests in the Initial Well would be: U.S. Energy 72.65625%, Brigham 24.21875% and Third Party B 3.125%.  Upon Payout of the Initial Wells drilled within the Second Group of Well Units, Brigham would be assigned 35% of U.S. Energy 2nd4 IWI and thus the parties’ Working Interests in the Initial Well would be U.S. Energy 47.2265625%, Brigham 49.6484375% and Third Party B 3.125%.  Once the Initial Well reaches 300% payout, Third Party A would then come back into the well with a 25% Working Interest and the parties’ Working Interests would be U.S. Energy 35.0390625%, Brigham 36.8359375%, Third Party A 25% and Third Party B 3.125%.

(g)      Brigham will be designated as operator of all operations for the Second Group of Well Units and the Parties’ operations within each Well Unit shall be governed by a separate operating agreement in the form attached hereto as Exhibit D.  Once a Well Unit has been designated by Brigham such Well Unit shall be deemed subject to an Operating Agreement in the form attached hereto as Exhibit D.  However, following the designation of each Well Unit, Brigham shall prepare and deliver to U.S. Energy the following documentation and pages for the Operating Agreement that governs all drilling, completion, workover and all other operations for such Well Unit: (i) a cover page describing the lands included within such Well Unit as the Contract Area for the Operating Agreement; (ii) multiple original execution and acknowledgment pages for the Operating Agreement; (iii) the Exhibit A to the Operating Agreement with appropriate insertions reflecting the agreements set forth in this Agreement with respect to the Well Unit and participation percentages; and (iv) the Memorandum of Operating Agreement for such Operating Agreement in the form attached to the form Operating Agreement which is attached hereto as Exhibit D, completed to describe the lands included in the Well Unit and the participating parties. Prior to the date that preparations for the drilling of the Initial Well are expected to commence, each Party shall execute and return to Brigham fully executed and completed duplicate originals of the execution pages and acknowledgment pages to both the Operating Agreement and the Memorandum of Operating Agreement and each Party shall incorporate all of the pages and documentation described in (i), (ii) and (iii) above into a copy of the form Operating Agreement which is attached hereto as Exhibit D which it shall retain for its records.  Each Party's completed copy of the Operating Agreement shall constitute a duplicate counterpart original of the Operating Agreement which governs the Party's operations within the applicable Well Unit.  Once Brigham receives the duplicate original execution and acknowledgment pages from U.S. Energy, Brigham shall provide U.S. Energy with a copy of execution pages for Brigham.  In the event that Brigham fails to timely send or U.S. Energy fails to

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execute and return its duplicate original execution pages to Brigham (but without a diminution of Brigham’s obligation to timely send or either Party's obligation to so execute and return duplicate original signature pages to Brigham), the Parties shall nonetheless be bound by the terms of the Operating Agreement for such Well Unit, which terms shall be deemed to apply to the Parties as provided above.

(h)      Upon the drilling and completion or plugging and abandonment of the Initial Well for a Well Unit, payment by U.S. Energy of all costs and expenses then due, and compliance by U.S. Energy of all of the terms and provisions of this Agreement and the applicable Operating Agreement, Brigham will assign to U.S. Energy its interests in the applicable Well Unit utilizing the form of assignment attached hereto as Exhibit B.  The assignment will be made with a by, through and under warranty and will only be subject to existing burdens.  Some of the Brigham Properties that were acquired from third parties may be depth limited to the Bakken and the upper part of the Three Forks formations that were received by Brigham from the applicable third party.  As to all other Brigham Properties located within the applicable Well Unit, U.S. Energy will be assigned its Working Interest in all depths.

Section 6.  Participation in the Drilling and Completion of the Initial Wells Within the Third Group of 5 Well Units.

(a)      Provided that U.S. Energy elected to participate in the Second Group of Well Units as set forth in Section 5 above, U.S. Energy shall also have an election whether to participate in the Initial Wells that are to be drilled within the third group of five two section Well Units (the “Third Group of Well Units”) selected by Brigham.  U.S. Energy’s election must be for the full interest available to U.S. Energy as set forth herein.  U.S. Energy may not make a partial interest election.  Within ten (10) days of its receipt of a written notice of the initial 24 hour production report (“IP”) from the sixth Initial Well or written notice of the proposed plugging and abandonment of the sixth Initial Well that is drilled within the First Six Well Units and written notice of the amount of the Brigham 3rd5 IWI as set forth in Section 5(b) below, Brigham must receive U.S. Energy’s written election as to whether it will participate in the drilling and completion of the Initial Wells to be drilled within the Third Group of Well Units. Prior to the end of the ten (10) day time period in which U.S. Energy must make its election as to participation in the Third Group of Well Units, U.S. Energy shall have the right to meet with Brigham in Brigham’s offices to go over with Brigham all of the data and information Brigham has with respect to the lands and leasehold that may be included within the Third Group of Well Units.  Brigham will select each of the two Section Well Units to be included in the Third Group of Well Units from the Rough Rider Project Area.  In the event that U.S. Energy does not deliver its written notice within said ten (10) day time frame, or notifies Brigham that it is electing not to participate in the Third Group of Well Units, then U.S. Energy will not have any further rights or interests in the Rough Rider Project outside of its rights in the First Six Well Units and Second Group of Well Units, the remaining provisions of this Section 6 shall not apply, and for a period of two years following such election (or deemed election) U.S. Energy will not compete with Brigham by acquiring any other interests of any kind within the Rough Rider Project Area outside of the interests it acquires in the First Six Well Units and the Second Group of Well Units pursuant to this Agreement.

(b)      Prior to U.S. Energy’s election as to participation in the Third Group of Well Units, Brigham will notify U.S. Energy in writing as to the amount of Brigham’s up-front Working Interest

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in the Initial Well to be drilled within each of the Third Group of Well Units (the “BEXP 3rd5 IWI”); provided that the BEXP 3rd5 IWI must be no less than 15% and no greater than 50%.  U.S. Energy will participate up front with a Working Interest in the Initial Well drilled within each of the Third Group of Well Units in an amount equal to the difference between 100% and the BEXP 3rd5 IWI (herein referred to as the “U.S. Energy 3rd5 IWI”).  Brigham will be designated as operator of all operations for the Third Group of Well Units.

(c)      Prior to the spudding of each of the Initial Wells within each of the Third Group of Well Units, Brigham shall provide U.S. Energy with a written description of the Sections to be included within the applicable Initial Well’s Well Unit.

(d)      Once an Initial Well that is drilled and completed within any of the Third Group of Well Units reaches Payout, U.S. Energy shall assign to Brigham 27.7% of its U.S. Energy 3rd5 IWI in the applicable Initial Well utilizing the form of assignment attached hereto as Exhibit C.  The Parties recognize, acknonwledge and agree that, unlike the Initial Wells drilled within the First Six Well Units and the Second Group of Well Units, Payout will be calculated individually for each of the Initial Wells drilled within the Third Group of Well Units and the 27.7% back-in will be assigned to Brigham within each Initial Well upon Payout of the US Energy Expenditures incurred for such Initial Well.

(e)      Except as provided above with respect to the ownership in the Initial Well drilled and completed or plugged and abandoned within each of the Third Group of Well Units, upon the drilling and completion or plugging and abandonment of the Initial Well within each of the Third Group of Well Units, the Brigham Properties located within each of such Third Group of Well Units shall be owned 36% by U.S. Energy and 64% by Brigham.  As such, U.S. Energy will have the right to participate with a 36% Working Interest and Brigham will have the right to participate with a 64% Working Interest in all subsequent wells drilled within the Third Group of Well Units.

(f)      The Parties’ interests in the Well Units and the wells drilled within the Third Group of Well Units will be proportionately reduced for any third-party participation in the applicable Well Units and wells, as dictated by valid, existing laws, rules and regulations applicable to such third-party leasehold or mineral positions within the applicable Well Unit.  Any third-party non-consent interest will also be borne by the Parties in proportion to their then current Working Interest in the proposed operation applicable to the non-consent interest.  For example, if it is assumed that U.S. Energy elected to participate in the Third Group of Well Units and Brigham elected to have a 25% BEXP 3rd5 IWI and thus U.S. Energy 3rd5 IWI is 75%, in a hypothetical situation for a Well Unit (herein referred to as “Well Unit H3”) one third party (hereinafter referred to as “Third Party A”) owned oil and gas leases covering 320 net mineral acres, another third party (hereinafter referred to as “Third Party B”) owned oil and gas leases covering 40 net mineral acres, and the oil and gas leases owned by Brigham covered the remaining 920 net mineral acres, and we assumed that Third Party A elects not to participate in the drilling of the Initial Well and Third Party B elects to participate in the Initial Well to be drilled and completed within Well Unit H3, but Third Party B elects not pick up its proportionate part of Third Party A’s non-consent interest, then in such event, the parties’ starting Working Interests in the Initial Well would be: U.S. Energy 72.65625%, Brigham 24.21875% and Third Party B 3.125%.  Upon Payout of the Initial Well drilled within Well Unit H3, Brigham would be assigned 27.7% of U.S. Energy 3rd5 IWI and thus the parties’ Working Interests in the Initial Well would be U.S. Energy 52.5304687%, Brigham 44.3445313% and Third Party B 3.125%.  Once

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the Initial Well reaches 300% payout, Third Party A would then come back into the well with a 25% Working Interest and the parties’ Working Interests would be U.S. Energy 38.9742187%, Brigham 32.9007813%, Third Party A 25% and Third Party B 3.125%.

(g)      Brigham will be designated as operator of all operations for the Third Group of Well Units and the Parties’ operations within each Well Unit shall be governed by a separate operating agreement in the form attached hereto as Exhibit D.  Once a Well Unit has been designated by Brigham such Well Unit shall be deemed subject to an Operating Agreement in the form attached hereto as Exhibit D.  However, following the designation of each Well Unit, Brigham shall prepare and deliver to U.S. Energy the following documentation and pages for the Operating Agreement that governs all drilling, completion, workover and all other operations for such Well Unit: (i) a cover page describing the lands included within such Well Unit as the Contract Area for the Operating Agreement; (ii) multiple original execution and acknowledgment pages for the Operating Agreement; (iii) the Exhibit A to the Operating Agreement with appropriate insertions reflecting the agreements set forth in this Agreement with respect to the Well Unit and participation percentages; and (iv) the Memorandum of Operating Agreement for such Operating Agreement in the form attached to the form Operating Agreement which is attached hereto as Exhibit D, completed to describe the lands included in the Well Unit and the participating parties. Prior to the date that preparations for the drilling of the Initial Well are expected to commence, each Party shall execute and return to Brigham fully executed and completed duplicate originals of the execution pages and acknowledgment pages to both the Operating Agreement and the Memorandum of Operating Agreement and each Party shall incorporate all of the pages and documentation described in (i), (ii) and (iii) above into a copy of the form Operating Agreement which is attached hereto as Exhibit D which it shall retain for its records.  Each Party's completed copy of the Operating Agreement shall constitute a duplicate counterpart original of the Operating Agreement which governs the Party's  operations within the applicable Well Unit.  Once Brigham receives the duplicate original execution and acknowledgment pages from U.S. Energy, Brigham shall provide U.S. Energy with a copy of execution pages for Brigham.  In the event that Brigham fails to timely send or U.S. Energy fails to execute and return its duplicate original execution pages to Brigham (but without a diminution of Brigham’s obligation to timely send or either Party's obligation to so execute and return duplicate original signature pages to Brigham), the Parties shall nonetheless be bound by the terms of the Operating Agreement for such Well Unit, which terms shall be deemed to apply to the Parties as provided above.

(h)      Upon the drilling and completion or plugging and abandonment of the Initial Well for a Well Unit, payment by U.S. Energy of all costs and expenses then due, and compliance by U.S. Energy of all of the terms and provisions of this Agreement and the applicable Operating Agreement, Brigham will assign to U.S. Energy its interests in the applicable Well Unit utilizing the form of assignment attached hereto as Exhibit B.  The assignment will be made with a by, through and under warranty and will only be subject to existing burdens.  Some of the Brigham Properties that were acquired from third parties may be depth limited to the Bakken and the upper part of the Three Forks formations that were received by Brigham from the applicable third party.  As to all other Brigham Properties located within the applicable Well Unit, U.S. Energy will be assigned its Working Interest in all depths.

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Section 7.  Significant Initial Well Operational Issues, Drilling and Completion Timing and Frac Stage Limitations.

(a)      In the event that prior to the completion of an Initial Well, Brigham encounters well problems that, in Brigham’s discretion, makes it unreasonable to continue drilling and/or completion operations for such well, then Brigham shall either:
(i)      Plug and abandon such well and commence operations in the same Well Unit for a replacement well within 90 days of such plugging; or
(ii)      Plug and abandon such Initial Well and not commence a replacement well.

In the event that Brigham elects 7(a)(i) above, U.S. Energy shall have an election to participate in the replacement well which must be received by Brigham within forty-eight (48) hours of its receipt of Brigham’s written proposal to drill the replacement well; provided however, that in the event that U.S. Energy does not elect to participate in the replacement well, U.S. Energy shall forfeit all rights to any interests in the Well Unit in which such replacement well is proposed to be drilled but such Initial Well shall still be counted as an Initial Well within the First Six Well Units, Second Group of Well Units or Third Group of Well Units, as applicable, and U.S. Energy shall not be entitled to participate in an additional Initial Well in replacement thereof.  Nonetheless, all of the costs incurred by U.S. Energy in the drilling and/or attempted completion of the Initial Well that is being replaced shall be considered as U.S. Energy Expenditures for purposes of the Payout calculation.

In the event that U.S. Energy elects to participate in the replacement well, the replacement well shall be considered to be a continuation of the Initial Well and U.S. Energy’s Working Interest share of all of the costs and expenses incurred to attempt to drill and/or complete the original well, together with all of the costs incurred to plug and abandon such original well and all of the costs and expenses incurred to drill and complete the replacement well shall be considered U.S. Energy Expenditures for the applicable Initial Well for purposes of the Payout calculation for the Initial Well.  In the event that Brigham elects 7(a)(ii) above and plug and abandons the applicable Initial Well, the Initial Well shall be deemed to have been drilled and completed for purposes of this Agreement and U.S. Energy’s Working Interest share of all of the costs related to the Initial Well, including the costs incurred to plug and abandon the Initial Well, shall be considered US Energy Expenditures for purposes of the Payout calculations.

(b)      With respect to each Initial Well that is commenced pursuant to this Agreement, Brigham shall continue operations for such Initial Well with due diligence as a reasonable prudent operator until such Initial Well is either plugged and abandoned or completed as a producer; provided, however, that Brigham may cease drilling of the Initial Well in either the vertical portion or the lateral if granite or other practially impenetrable substance, condition in the hole, or mechanical problem renders further drilling impractical.

(c)      The Parties agree that completion operations for each Initial Well shall be commenced within sixty (60) days of the running of the liner to total depth in such Initial Well unless: (i) mutually agreed otherwise, or (ii) such delay is due to events or conditions that are outside of Brigham’s control.

(d)      The Parties agree that no more than thirty two (32) swell packers shall be run in any of the Initial Wells that are drilled within the First Six Well Units and no more than forty (40) swell

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packers may be run in any of the Initial Wells that are drilled within either the Second Group of Well Units or Third Group of Well Units, without the mutual agreement of both Parties otherwise.

Section 8.  Subsequent Well Proposals.

Except as may be necessary for lease maintenance purposes, neither U.S. Energy nor Brigham may propose a Subsequent Well within any Well Unit before January 1, 2011, unless mutually agreed to by the Parties.

Section 9.  Well Cost Payment Obligations.

Concurrent with the execution of this Agreement, U.S. Energy shall pay Brigham the estimated costs expected to be incurred in the drilling and completion of the Brad Olson Well as reflected on the invoice provided to U.S. Energy.  In addition, within twenty four hours of the execution of this Agreement, U.S. Energy shall pay Brigham the estimated costs expected to be incurred in the drilling and completion of the BCD Farms Well, as reflected on the invoice provided to U.S. Energy.  All other costs and expenses incurred under this Agreement shall be paid in accordance with the terms of the governing Operating Agreement.

Section 10.  Calculating Payout and Accounting for Interim Production.

Payout for the First Six Well Units and the Second Group of Well Units will be calculated as follows:

(a)
All U.S. Energy Expenditures for the Initial Wells included in the Well Calculation Group will be treated as negative numbers and all U.S. Energy Net Receipts for the Initial Wells included in the Well Calculation Group will be treated as positive numbers.

(b)
When cumulative U.S. Energy Net Receipts for the Initial Wells included in the Well Calculation Group equals or exceeds cumulative U.S. Energy Expenditures for the Initial Wells included in the Well Calculation Group, Payout will have been achieved for such Well Calculation Group.

For the Third Group of Well Units, Payout will be calculated separately for each Initial Well, as follows:

(a)	All U.S. Energy Expenditures for the Initial Well will be treated as negative numbers and all U.S. Energy Net Receipts for such Initial Well will be treated as positive numbers.

(b)	When cumulative U.S. Energy Net Receipts for the Initial Well equals or exceeds cumulative U.S. Energy Expenditures for the Initial Well, Payout will have been achieved for such Initial Well.

For purposes of calculating Payout, the Parties agree that U.S. Energy Expenditures shall not be deemed to have been paid by U.S. Energy to Brigham until they have been received by Brigham in its Austin, Texas offices or in Brigham’s bank account if paid by wire transfer.  Revenues of U.S. Energy paid to U.S. Energy by check from Brigham shall be deemed to have been received by U.S. Energy three business days after they are mailed to U.S. Energy by Brigham.  Revenues of U.S. Energy paid to U.S. Energy by wire transfer from Brigham shall be deemed to have been received by

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U.S. Energy on the date that the wire transfer is received by U.S. Energy.  In the event that U.S. Energy has elected to be paid directly by purchasers of the oil and/or gas produced from the Initial Wells, for purposes of calculating Payout, Brigham will assume that U.S. Energy has received payment at the same time that Brigham receives its payment from the purchaser for its share of the production and Brigham may assume that U.S. Energy received the same unit price Brigham received for its volumes.

Forward sales, hedges, collars and/or other hedge type arrangements entered into by U.S. Energy shall not be taken into account in calculating Payout.  In the event that U.S. Energy enters into any fixed price sales agreements for its share of production, it will be assumed that U.S. Energy has sold its share of production on a monthly basis at unit prices equal to the monthly prices received by Brigham for its share of production from the same Initial Well.

The Parties recognize that because Payout is calculated based upon U.S. Energy Expenditures and U.S. Energy Net Receipts, prior to the date that Payout has been reached for the applicable Well Calculation Group or Initial Well, as applicable, production will have been sold from the applicable Initial Well(s) for which U.S. Energy has not yet received payment (the “Interim Production”).  The Parties agree that, notwithstanding the date that Payout is reached or the effective date of the assignment by U.S. Energy of Brigham’s post Payout interests in the applicable Initial Well(s), the payments for the Interim Production and the expenses associated therewith shall be allocated between the Parties in accordance with their post Payout interests in the applicable Initial Well(s).

Section 11.  Conditions Precedent to Brigham Performance and Termination Rights.

The obligation of Brigham under this Agreement to allow U.S. Energy to participate in the drilling of any particular Initial Well, and to receive assignment of an undivided share of Brigham’s interest in a Well Unit, is subject to the fulfillment of each of the following conditions, unless any one or more of same are waived, in whole or in part, by Brigham:

(a)      Each and every representation of U.S. Energy under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of the proposed drilling of each Initial Well, and shall at and as of the proposed drilling of each Initial Well be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Brigham.

(b)      U.S. Energy shall have performed and complied in all material respects with (or compliance therewith shall have been waived in writing by Brigham) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by U.S. Energy, including without limitation U.S. Energy shall have timely performed its funding and payment obligations under Section 8 hereof and the governing Operating Agreements.

(c)      No suit, action or other proceedings shall, on the date of the proposed drilling of each Initial Well, be pending or threatened against U.S. Energy or Brigham before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement, except to the extent that such suit, action or other proceedings arise, in whole or in part out of any action or inaction of Brigham in breach of or otherwise in derogation of this Agreement.

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Notwithstanding any provision hereof to the contrary, in the event U.S. Energy fails at any time or from time to time, within thirty (30) days after receipt of written notice of default from Brigham, to make any payment owing to Brigham hereunder or the governing Operating Agreements or to otherwise satisfy any funding obligation hereunder, and the amount of such deficiency exceeds $100,000.00 in amount, in addition to and without limitation of any and all other rights and remedies Brigham may have in law or in equity for such breach, Brigham shall have the right, exercisable in its sole and absolute discretion, to terminate this Agreement, and U.S. Energy shall have no further rights under this Agreement of in the Brigham Properties other than those earned prior to such termination.

Section 12.  Conditions Precedent to U.S. Energy Performance.

The obligation of U.S. Energy under this Agreement to fund Initial Well drilling and completion costs as set forth in Sections 4, 5 and 6 above, is subject to the fulfillment of each of the following conditions, unless any one or more of same are waived, in whole or in part, by U.S. Energy:

(a)      Each and every representation of Brigham under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of the proposed drilling of each Initial Well, and shall at and as of the proposed drilling of each Initial Well be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by U.S. Energy.

(b)      Brigham shall have performed and complied in all material respects with (or compliance therewith shall have been waived by U.S. Energy) each and every material covenant, agreement and condition required by this Agreement to be performed or complied with by Brigham.

(c)      No suit, action or other proceedings shall, on the date for initial funding as set forth in Section 9, be pending or threatened against U.S. Energy or Brigham before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement, except to the extent that such suit, action or other proceedings arise, in whole or in part out of any action or inaction of U.S. Energy in breach of or otherwise in derogation of this Agreement.

Notwithstanding any provision hereof to the contrary, in the event Brigham fails at any time or from time to time, within thirty (30) days after receipt of written notice of default from U.S. Energy, to make any payment owing to U.S. Energy hereunder or the governing Operating Agreements or to otherwise satisfy any funding obligation hereunder, and the amount of such deficiency exceeds $100,000.00 in amount, in addition to and without limitation of any and all other rights and remedies U.S. Energy may have in law or in equity for such breach, U.S. Energy shall have the right, exercisable in its sole and absolute discretion, to terminate this Agreement.

Section 13.  Indemnification for Commissions.

Brigham agrees to indemnify and hold harmless U.S. Energy and it officers, directors, employees, agents, and representatives from and against any and all claims, obligations, actions,

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liabilities, damages, or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Brigham with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

U.S. Energy agrees to indemnify and hold harmless Brigham and its officers, directors, employees, agents and representatives from and against any and all claims, obligations, actions, liabilities, damages, or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, any member of U.S. Energy with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

Section 14.  Non-Compete.

During the Agreement Term and continuing for a period of two (2) years thereafter, unless Brigham agrees in writing otherwise, and except as provided in this Agreement, neither U.S. Energy, nor any Affiliate of U.S. Energy, nor any broker or other representative acting on behalf of U.S. Energy shall, own, purchase or otherwise acquire any interest in the oil, gas and/or other minerals in, under or that may be produced from any lands located within the Rough Rider Project Area other than the interests acquired pursuant to the terms of this Agreement.

Section 15.  Notices.

All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telex or telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

If to U.S. ENERGY:
U.S. Energy Corp.
877 N. 8th W.
Riverton, WY  82501
Fax:  (307) 857-3050
Phone:  (307) 856-9271
Attention:  Mr. Mark Larsen

If to BRIGHAM:
Brigham Oil & Gas, L.P.
6300 Bridge Point Parkway
Building 2, Suite 500
Austin, Texas  78730
Fax: (512) 427-3400
Phone:  (512) 427-3300
Attention:  Mr. David Brigham

and shall be considered delivered on the date of receipt.  Either U.S. Energy or Brigham may specify as its proper address any other post office address within the continental limits of the United States

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by giving notice to the other party, in the manner provided in this Section, at least two (2) business days prior to the effective date of such change of address.

Section 16.  Survival of Provisions.

All representations, warranties and indemnifications made herein by Brigham or U.S. Energy shall survive in perpetuity the expiration of the Agreement Term and any termination hereof under Section 10 or Section 11.

Section 17. Disclaimer.

The liabilities of the parties hereunder shall be several, not joint or collective.  It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating, a joint venture, or a mining, tax or other partnership or association or to render the parties liable as partners.

Section 18.  Miscellaneous Matters.

a.      Prior to the drilling of an Initial Well within each of the Well Units that are the subject of this Agreement, neither U.S. Energy or Brigham shall assign or otherwise transfer any rights, interests or obligations under this Agreement to any third party without first obtaining the written consent of the other, which consent may not be unreasonably withheld; provided that either of Brigham or U.S. Energy may freely transfer or otherwise dispose of all of its rights, interests and obligations hereunder (i) by sale or other transfer or disposition of all or substantially all of its assets (whether or not covered hereby) to an Affiliate; (ii) otherwise by merger, reorganization or consolidation; or (iii) to provide a security interest for purposes of obtaining financing.  This Agreement shall be binding upon and shall inure to the benefit of U.S. Energy and Brigham and their respective permitted successors and assigns.

b.      Each Party shall bear and pay all expenses (including without limitation attorneys’ fees) incurred by it in connection with the transaction contemplated by this Agreement.

c.      This Agreement contains the entire understanding of the Parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the Parties with respect to such subject matter.  The descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.  Within this Agreement words of any gender shall be held and construed to cover any other gender, and words in the singular shall be held and construed to cover the plural, unless the context otherwise requires.  Time is of the essence in this Agreement.

d.      This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the Party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

e.      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO

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PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT THAT, TO THE EXTENT THAT THE LAW OF NORTH DAKOTA, WHERE THE BRIGHAM PROPERTIES ARE LOCATED, NECESSARILY GOVERNS, THE LAW OF NORTH DAKOTA SHALL APPLY.  JURISDICTION AND VENUE SHALL BE IN THE COUNTY WHERE THE AFFECTED BRIGHAM PROPERTIES ARE LOCATED IN NORTH DAKOTA.

f.      This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument.  It shall not be necessary for Brigham and U.S. Energy to sign the same counterpart and signature pages from different counterparts may be combined to form masters of this Agreement.

This Agreement is executed by the parties hereto on the date set forth beneath the signature of each but is effective for reference and all other purposes as of August 24, 2009.

BRIGHAM OIL & GAS, L.P.
By: Brigham, Inc.,
its Managing General Partner

By:	/s/ Ben M. Brigham
Name:	Ben M Brigham
Title:	CEO/President
Date:	8/24/09

U.S. ENERGY CORP.

By:	/s/ Mark J. Larsen
Name:	Mark J. Larsen
Title:	President
Date:	8/24/09

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